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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):

                                  July 26, 2000
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                                DIGITAL LAVA INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                     1-14831                 95-4584080
   (State or other jurisdiction      (Commission            (I.R.S. Employer
of incorporation or organization)    File Number)           Identification No.)

   13160 MINDANAO WAY, SUITE 350
        MARINA DEL REY, CA                                    90292
(Address of Principal Executive Offices)                    (Zip Code)

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                                 (310) 577-0200
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              (Registrant's telephone number, including area code)


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         (Former Name or Former Address, if Changed Since Last Report.)


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ITEM 5.  OTHER EVENTS

     Between July 26, 2000 and July 31, 2000 Digital Lava completed private placements of an aggregate of 2,500,000 shares of its common stock for aggregate gross proceeds of $10,000,000. The shares were not registered under the Securities Act of 1933, as amended. Pursuant to a Registration Rights Agreement dated as of July 26, 2000, Digital Lava has agreed to use its best efforts to file a registration statement with respect to the resale of such shares within 60 days of the last closing of such sales and to cause the registration statement to be declared effective within 120 days of such closing. Digital Lava also issued a warrant to purchase 125,000 common shares to Sutro & Co. Incorporated, which acted as placement agent in connection with such private placements.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

     1. Registration Rights Agreement dated as of July 26, 2000 by and between Digital Lava Inc. and the investors named therein.

     2. Common Stock Purchase Warrant dated July 31, 2000 issued by Digital Lava Inc. to Sutro & Co. Incorporated.





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             DIGITAL LAVA INC.


Date:  July 31, 2000                         By:     /S/ DANNY GAMPE
                                                -------------------------------
                                                Name:    Danny Gampe
                                                Title:   Chief Financial Officer